AGREEMENT OF SALE

ULTIMATE NOVELTY SPORTS INC., a Nevada corporation ("SELLER"), herby sells to OPTIMAL INC., a Nevada corporation ("BUYER") all of the capital stock of ULTIMATE NOVELTY SPORTS INC., a corporation incorporated under the laws of the Province of Ontario, Canada ("ONTARIO CORP.") for a cash payment of $1.00 and other good and valuable consideration in hand received.

The BUYER accepts the shares of ONTARIO CORP. and agrees to hold the SELLER harmless from any claim or liability arising out of the operations of ONTARIO CORP. after the date hereof.

Dated: October 29th, 2013; effective as of ____, 2013.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

ULTIMATE NOVELTY SPORTS INC.
(a Nevada Corporation)

Per: ________________
Authorized signatory

OPTIMAL INC.
(A Nevada Corporation)

Per: ________________
Authorized signatory